                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 11-K

(Mark One)



[X]     ANNUAL REPORT PURSUANT TO SECTION 15(b) OF THE SECURITIES EXCHANGE ACT
        OF 1934



                  For the fiscal year ended December 31, 1996

                                       or


[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


    For the transition period from                to
                                   ---------------  ---------------


                    Commission File Number _______



          CAPITAL ACCUMULATION PLAN FOR EMPLOYEES OF PFF BANK & TRUST
          -----------------------------------------------------------
                            (Full title of the plan)


                               PFF BANCORP, INC.
                              350 SO. GAREY AVENUE
                            POMONA, CALIFORNIA 91766
-------------------------------------------------------------------------------
 (Name of issuer of the securities held pursuant to the plan and address of its principal executive office)

               CAPITAL ACCUMULATION PLAN
               FOR EMPLOYEES OF
               PFF BANK & TRUST



               Financial Statements and Supplemental Schedules
               December 31, 1996 and 1995
               (With Independent Auditors' Report Thereon)

                   CAPITAL ACCUMULATION PLAN FOR EMPLOYEES OF
                                PFF BANK & TRUST



            INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
            --------------------------------------------------------

                                                                                  PAGE
                                                                                  ----
Independent Auditors' Report                                                        1

Statements of Net Assets Available for Benefits, with Fund Information
   December 31, 1996 and 1995                                                     2-3

Statements of Changes in Net Assets Available for Benefits,
  with Fund Information
   Years Ended December 31, 1996 and 1995                                         4-5


Notes to Financial Statements                                                       6

                                                                                SCHEDULE
                                                                                --------

Item 27a - Schedule of Assets Held for Investment Purposes
          at December 31, 1996                                                      1

Item 27d - Schedule of Reportable Transactions
          Year ended December 31, 1996                                              2

                          INDEPENDENT AUDITORS' REPORT


The Plan Administrator
Capital Accumulation Plan For Employees of PFF Bank & Trust:


We have audited the accompanying statements of net assets available for benefits of the Capital Accumulation Plan for Employees of PFF Bank & Trust (the Plan), formerly Capital Accumulation Plan for Employees of Pomona First Federal Savings and Loan Association, as of December 31, 1996 and 1995 and the related statements of changes in net assets available for benefits for the years then ended, as listed in the accompanying index. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995 and the changes in net assets available for benefits for the years ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                          /s/ KPMG Peat Marwick LLP

June 17, 1997

DATE



                   CAPITAL ACCUMULATION PLAN FOR EMPLOYEES OF
                                PFF BANK & TRUST

                       STATEMENTS OF NET ASSETS AVAILABLE
                      FOR BENEFITS, WITH FUND INFORMATION

                               DECEMBER 31, 1996

                                       KEYSTONE
                                      CUSTODIAN                            VALUE         CERTIFICATES
                                         FUND             BALANCED        MOMENTUM        OF DEPOSIT
ASSETS:                               SERIES S-3         PORTFOLIO        PORTFOLIO         VARIABLE
                                      ----------         ----------       ----------     ------------
INVESTMENTS (NOTE 3):
    Cash and cash equivalents         $       -                   -                 -              -
    Certificates of deposit                   -                   -                 -      1,564,936
    Mutual Funds                        953,885           1,239,420         2,748,614              -
    Common Stock                              -                   -                 -              -
    Loans to participants                     -                   -                 -              -
                                       --------           ---------         ---------      ---------
      Total investments
        at fair value                   953,885           1,239,420         2,748,614      1,564,936

RECEIVABLES:
  Employer contribution                       -                   -                 -              -
  Participants' contributions                 -                   -                 -              -
                                       --------           ---------         ---------      ---------
  Net assets available for
   plan benefits                       $953,885           1,239,420         2,748,614      1,564,936
                                       ========           =========         =========      =========

NET ASSETS AVAILABLE TO:
  Terminating participants             $  3,304               2,814                 -              -
  Continuing participants               950,581           1,236,606         2,748,614      1,564,936
                                       --------           ---------         ---------      ---------
    Net assets available for
     plan benefits                     $953,885           1,239,420         2,748,614      1,564,936
                                       ========           =========         =========      =========

                                      CERTIFICATES
                                       OF DEPOSIT           STOCK           PARTICIPANT
ASSETS:                                  FIXED               FUND               LOANS          OTHER             TOTAL
                                      -----------         ---------          ---------         -----             -----
INVESTMENTS (NOTE 3):
    Cash and cash equivalents                 -               1,330                 -              -                1,330
    Certificates of deposit           1,705,786                   -                 -              -            3,270,722
    Mutual Funds                              -                   -                 -              -            4,941,919
    Common Stock                              -           2,750,983                 -              -            2,750,983
    Loans to participants                     -                   -           420,185              -              420,185
                                      ---------           ---------           -------        -------           ----------
      Total investments
        at fair value                 1,705,786           2,752,313           420,185              -           11,385,139

RECEIVABLES:
  Employer contribution                       -                   -                 -         35,075               35,075
  Participants' contributions                 -                   -                 -        281,632              281,632
                                      ---------           ---------           -------        -------           ----------
  Net assets available for
   plan benefits                      1,705,786           2,752,313           420,185        316,707           11,701,846
                                      =========           =========           =======        =======           ==========
NET ASSETS AVAILABLE TO:
  Terminating participants              142,067              14,847                 -              -              163,032
  Continuing participants             1,563,719           2,737,466           420,185        316,707           11,538,814
                                      ---------           ---------           -------        -------           ----------
    Net assets available for
     plan benefits                    1,705,786           2,752,313           420,185        316,707           11,701,846
                                      =========           =========           =======        =======           ==========

See accompanying notes to financial statements.

                   CAPITAL ACCUMULATION PLAN FOR EMPLOYEES OF
                                PFF BANK & TRUST

                       STATEMENTS OF NET ASSETS AVAILABLE
                FOR BENEFITS, WITH FUND INFORMATION (CONTINUED)

                               DECEMBER 31, 1995



                                KEYSTONE
                               CUSTODIAN                VALUE       CERTIFICATES   CERTIFICATES
                                  FUND      BALANCED   MOMENTUM      OF DEPOSIT     OF DEPOSIT     PARTICIPANT
ASSETS:                        SERIES S-3   PORTFOLIO  PORTFOLIO      VARIABLE        FIXED           LOANS      OTHER     TOTAL
                               ----------   ---------  ---------    ------------   ------------    ----------- ---------  ---------
INVESTMENTS (NOTE 3):
 Certificates of deposit       $        -          -           -       2,584,917      1,593,154              -         -  4,178,071
 Mutual Funds                   1,364,980    895,134   1,658,202               -              -              -         -  3,918,316

 Loans to participants                  -          -           -               -              -        381,544         -    381,544
                               ----------   ---------  ---------    ------------   ------------    ----------- ---------  ---------
  Total investments at
   fair value                   1,364,980    895,134   1,658,202       2,584,917      1,593,154        381,544         -  8,477,931

RECEIVABLES:
 Employer contribution                  -          -           -               -              -              -    27,777     27,777
 Participants' contributions            -          -           -               -              -              -   241,402    241,402
                               ----------   ---------  ---------    ------------   ------------    ----------- ---------  ---------
 Net assets available for
  plan benefits                $1,364,980    895,134   1,658,202       2,584,917      1,593,154        381,544  269,179   8,747,110
                               ==========   =========  =========    ============   ============    =========== =========  =========
NET ASSETS AVAILABLE TO:
 Terminating participants      $    8,486      3,984           -           4,258          4,448              -         -     21,176
 Continuing participants        1,356,494    891,150   1,658,202       2,580,659      1,588,706        381,544   269,179  8,725,934
                               ----------   ---------  ---------    ------------   ------------    ----------- ---------  ---------
  Net assets available for
   plan benefits               $1,364,980    895,134   1,658,202       2,584,917      1,593,154        381,544   269,179  8,747,110
                               ==========   =========  =========    ============   ============    =========== =========  =========

See accompanying notes to financial statements.

                   CAPITAL ACCUMULATION PLAN FOR EMPLOYEES OF
                                PFF BANK & TRUST


                 STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE
                      FOR BENEFITS, WITH FUND INFORMATION

                          YEAR ENDED DECEMBER 31, 1996

                                       KEYSTONE
                                       CUSTODIAN                     VALUE       CERTIFICATES     CERTIFICATES
                                         FUND         BALANCED      MOMENTUM      OF DEPOSIT     OF DEPOSIT         STOCK
CONTRIBUTIONS:                        SERIES S-3      PORTFOLIO     PORTFOLIO       VARIABLE         FIXED           FUND
                                     -------------    ---------    -----------   -------------    -------------  ----------
 Employer's (note 1)                 $    36,489         47,343         69,673         45,158         35,014             --

 Employees'                              111,957        171,098        350,189        131,729        106,061         10,763
                                     -----------      ---------      ---------     ----------      ---------     ----------
                                         148,446        218,441        419,862        176,887        141,075         10,763
                                     -----------      ---------      ---------     ----------      ---------     ----------

INVESTMENT INCOME:

Interest/dividends earned on
 investments                               7,735         43,312         68,214        107,281         77,393         12,343

Realized gain (loss) on sale of
 investments                              (3,866)        12,673         57,147             --             --         63,940

Capital gains                            243,980         48,236        110,158             --             --             --

Net unrealized appreciation
 (depreciation) of investments           (21,590)        61,972        306,436             --             --        889,934
                                     -----------      ---------      ---------     ----------      ---------     ----------
                                         226,259        166,193        541,955        107,281         77,393        966,217
                                     -----------      ---------      ---------     ----------      ---------     ----------
       Total additions                   374,705        384,634        961,817        284,168        218,468        976,980
                                     -----------      ---------      ---------     ----------      ---------     ----------

Participant loans                          2,570           (457)         5,580        (34,042)          (731)       (18,642)

Benefits paid to participants            (85,398)       (12,108)       (90,002)       (78,739)       (10,514)        (9,722)

Transfers in (out) of funds             (702,972)       (27,783)       213,017     (1,191,368)       (94,591)     1,803,697
                                     -----------      ---------      ---------     ----------      ---------     ----------

Increase (decrease) in net
 assets available for benefits          (411,095)       344,286      1,090,412     (1,019,981)       112,632      2,752,313

Net assets available for benefits:

 Beginning of year                     1,364,980        895,134      1,658,202      2,584,917      1,593,154             --
                                     -----------      ---------      ---------     ----------      ---------     ----------
 End of year                         $   953,885      1,239,420      2,748,614      1,564,936      1,705,786      2,752,313
                                     ===========      =========      =========     ==========      =========     ==========


                                            PARTICIPANT
CONTRIBUTIONS:                                 LOANS          OTHER        TOTAL
                                        ----------------    ---------  -----------
 Employer's (note 1)                               --         40,230       273,907
 Employees'                                        --          7,298       889,095
                                              -------        -------    ----------
                                                   --         47,528     1,163,002
                                              -------        -------    ----------
INVESTMENT INCOME:
Interest/dividends earned on
 investments                                       --             --       316,278
Realized gain (loss) on sale of
 investments                                       --             --       129,894
Capital gains                                      --             --       402,374
Net unrealized appreciation
 (depreciation) of investments                     --             --     1,236,752
                                              -------        -------    ----------
                                                   --             --     2,085,298
                                              -------        -------    ----------
       Total additions                             --         47,528     3,248,300
                                              -------        -------    ----------
Participant loans                              45,722             --            --
Benefits paid to participants                  (7,081)            --      (293,564)
Transfers in (out) of funds                        --             --            --
                                              -------        -------    ----------
Increase (decrease) in net
 assets available for benefits                 38,641         47,528     2,954,736

Net assets available for benefits:

 Beginning of year                            381,544        269,179     8,747,110
                                              -------        -------    ----------
 End of year                                  420,185        316,707    11,701,846
                                              =======        =======    ==========

See accompanying notes to financial statements.

                  CAPITAL ACCUMULATION PLAN FOR EMPLOYEES OF
                               PFF BANK & TRUST


                 STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE
                FOR BENEFITS, WITH FUND INFORMATION (CONTINUED)

                         YEAR ENDED DECEMBER 31, 1995

                                                         KEYSTONE
                                                        CUSTODIAN                   VALUE       CERTIFICATES
                                                          FUND        BALANCED     MOMENTUM      OF DEPOSIT
CONTRIBUTIONS:                                         SERIES S-3     PORTFOLIO    PORTFOLIO      VARIABLE
                                                       -----------    ---------   ----------  --------------
 Employer's (note 1)                                   $   (1,766)      (1,200)      (1,891)        5,232
 Employees'                                               122,825      141,172      200,538        77,655
                                                       -----------    ---------   ----------  --------------
                                                          121,059      139,972      198,647        82,887
                                                       -----------    ---------   ----------  --------------
INVESTMENT INCOME:
 Interest/dividends earned
 on Investments                                           156,481       23,877       27,741       136,312

 Realized gain on sale
 of Investments                                            70,294       20,324       22,901         -

 Capital gains                                              -           22,942       37,462         -
 Net unrealized appreciation
 of investments                                            79,793      104,243      293,327         -
                                                       -----------    ---------   ----------  --------------
                                                          306,568      171,386      381,431       136,312
                                                       -----------    ---------   ----------  --------------
  TOTAL ADDITIONS                                         427,627      311,358      580,078       219,199
                                                       -----------    ---------   ----------  --------------
Participant loans                                        (110,138)     (39,229)     (52,884)     (129,658)
Benefits paid to participants                            (105,108)     (31,971)     (10,486)     (172,617)
Transfers in (out) of funds                              (456,956)      96,485      439,287    (1,084,753)
                                                       -----------    ---------   ----------  --------------
  INCREASE (DECREASE) IN NET
  ASSETS AVAILABLE FOR BENEFITS                          (244,575)     336,643      955,995    (1,167,829)

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                     1,609,555      558,491      702,207     3,752,746
                                                       -----------    ---------   ----------  --------------
  End of year                                          $1,364,980      895,134    1,658,202     2,584,917
                                                       ===========    =========   ==========  ==============
                                                      CERTIFICATES
                                                       OF DEPOSIT  PARTICIPANT
CONTRIBUTIONS:                                           FIXED        LOANS        OTHER         TOTAL
                                                       ----------  -----------    -------      ---------
 Employer's (note 1)                                        (354)        -        241,402        241,423
 Employees'                                              165,112         -         27,777        735,079
                                                       ----------  -----------    -------      ---------
                                                         164,758         -        269,179        976,502
                                                       ----------  -----------    -------      ---------
INVESTMENT INCOME:
 Interest/dividends earned
 on Investments                                           66,901        17,487      -            428,799

 Realized gain on sale
 of Investments                                            -             -          -            113,519

 Capital gains                                             -             -          -             60,404
 Net unrealized appreciation
 of investments                                            -             -          -            477,363
                                                       ----------  -----------    -------      ---------
                                                          66,901        17,487      -          1,080,085
                                                       ----------  -----------    -------      ---------
  TOTAL ADDITIONS                                        231,659        17,487    269,179      2,056,587
                                                       ----------  -----------    -------      ---------
Participant loans                                        (47,817)      379,726      -              -
Benefits paid to participants                            (20,462)       (1,992)     -           (342,636)
Transfers in (out) of funds                            1,019,614       (13,677)     -              -
                                                       ----------  -----------    -------      ---------
  INCREASE (DECREASE) IN NET
  ASSETS AVAILABLE FOR BENEFITS                        1,182,994       381,544    269,179      1,713,951

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                      410,160         -          -          7,033,159
                                                       ---------   -----------    -------      ---------
  End of year                                          1,593,154       381,544    269,179      8,747,110
                                                       =========   ===========    =======      =========

See accompanying notes to financial statements.

                   CAPITAL ACCUMULATION PLAN FOR EMPLOYEES OF
                                PFF BANK & TRUST

                         Notes to Financial Statements
                           December 31, 1996 and 1995



(1)  DESCRIPTION OF PLAN

     The following description of the Capital Accumulation Plan for Employees of PFF Bank & Trust (the Plan), formerly Capital Accumulation Plan for employees of Pomona First Federal Savings and Loan Association, provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     GENERAL

     The Plan is a defined contribution plan covering all eligible employees of PFF Bank & Trust (the Bank or Plan Sponsor). Employees become eligible for participation in the Plan upon 6 months of employment. Participants must complete 501 hours of service to share in the employer's matching contribution. In order to become a participant, each eligible employee authorizes contributions by filing a 401(k) enrollment/change of status election. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     In December 1994, the Bank amended and restated the Plan by adopting the Union Bank Non-Standardized 401(k) Profit Sharing Adoption Agreement.


     CONTRIBUTIONS

     No contribution is required by the Bank; however, at the discretion of its Board of Directors, the Bank may contribute out of its income and/or accumulated earned surplus an amount equal to a specified percentage of the tax-deferred contribution of the participants or a profit sharing contribution with the amount to be determined by the Board of Directors. The maximum annual participant contribution is 15% of the participant's annual salary. For 1996 and 1995, the Bank chose to match the participants' contribution at a rate of 50% of the first 6% contributed. Forfeitures of matching contributions are used to reduce the Bank's matching contributions.


     PARTICIPANT ACCOUNTS

     Each participant's account is credited with the participant's contribution and allocation of (a) the Bank's contribution and (b) Plan earnings. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.


     PARTICIPANTS LOANS

     Participants may borrow from their fund account a minimum of $1,000 and up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Loan repayments are to be made over a period not to exceed 5 years, except loans for the purchase of a primary residence may exceed 5 years. The loans are secured by the balance in the participant's account and bear interest at a rate of prime plus 1%.

                   CAPITAL ACCUMULATION PLAN FOR EMPLOYEES OF
                                PFF BANK & TRUST


                    Notes to Financial Statements, Continued


     VESTING

     Participation in the Plan is voluntary. Employee contributions and the earnings as a result of each participant's contributions are 100% vested and nonforfeitable. Bank contributions vest to participants in accordance with a specified schedule with 100% vesting occurring after 5 years of service, on the participant's attaining age 65, or on the participant's death or total and permanent disablement.

     PAYMENT OF BENEFITS

     On termination of service, a participant may elect to receive either a lump-sum amount equal to the vested balance of his or her account or annual (or more frequent) installments over a period not to exceed the life expectancy of the participant.


(2)  SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

     BASIS OF PRESENTATION

     The accompanying financial statements have been prepared on the accrual basis of accounting.

     TRUST FUND MANAGED BY INVESTMENT ADVISORY COMMITTEE

     Under the terms of the Plan, the assets of the Plan are placed in trust (the Trust), and are held under the trusteeship of Union Bank of California, N.A. (Union Bank); they are managed by the Compensation, Pension and Personnel Practices Committee of the Bank's Board of Directors (the Committee). The Committee has delegated certain of its ordinary management and investment responsibilities to the members of the Bank's Executive Committee and the Human Resources Director. Committee members are appointed for an indefinite term by the Bank. The Committee has full discretionary authority to administer the Plan and the trust agreement.

     The investments and changes therein of these trust funds have been reported by Union Bank as having been determined through the use of fair market values based upon quotations obtained from national securities exchanges or latest bid prices. Security transactions are accounted for on the trade-date. Realized gains and losses on the sale of investments are computed using the average cost method.

     DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     Substantially all of the Plan's financial instruments are carried at fair value or amounts approximating fair value.

                  CAPITAL ACCUMULATION PLAN FOR EMPLOYEES OF
                               PFF BANK & TRUST

                   Notes to Financial Statements, Continued


     USE OF ESTIMATES

     Management of the Plan has made estimates and assumptions relating to the reporting of assets and liabilities to prepare the financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year financial statements to conform with the current year presentation.

     ADMINISTRATIVE EXPENSES

     All administrative expenses of the Plan were paid directly by the Bank in 1996 and 1995.

(3)  INVESTMENTS

     Investments that represent 5% or more of the Plan's net assets are separately identified. The following table presents the cost and fair values of those investments at December 31.

                                     DECEMBER 31, 1996           DECEMBER 31, 1995
                                 -------------------------   ------------------------
IDENTITY OF PARTY AND                            FAIR                          FAIR
DESCRIPTION OF ASSET                COST         VALUE          COST           VALUE
---------------------            ----------    -----------   ---------     ----------
PFF Bank & Trust
Certificates of Deposit:
  Fixed Rate                     $1,705,786     $1,705,786   $1,593,154    $1,593,154
  Variable Rate                   1,564,936      1,564,936    2,584,917     2,584,917

Mutual Funds:
 Keystone Custodian Fund
   Series S-3                       984,628        953,885    1,370,967     1,364,980
 Balanced Portfolio               1,110,851      1,239,420      799,314       895,134
 Value Momentum Portfolio         2,219,724      2,748,614    1,365,804     1,658,202
 Stock Fund                       1,862,122      2,752,313        -             -
                                 ----------    -----------   ----------    ----------
    Total                        $9,448,047    $10,964,954   $7,714,156    $8,096,387
                                 ==========    ===========   ==========    ==========


     Net appreciation in fair value, included realized gain (loss), capital gains, and unrealized appreciation (depreciation), of mutual funds for the years ended December 31, 1996 and 1995 was $1,769,020 and $651,286,
     respectively.

                   CAPITAL ACCUMULATION PLAN FOR EMPLOYEES OF
                                PFF BANK & TRUST

                    Notes to Financial Statements, Continued



     ALLOCATION OF PLAN ASSETS

     Employee contributions are allocated to various funds based on the election made by each participant. Net income or loss of each fund is allocated on the basis of the proportionate asset balance of each participant as of the previous valuation date after adjustment for withdrawals, distributions and other additions or subtractions that may be appropriate. Under the daily valuation record-keeping system, earnings are allocated daily and paid at the end of the month. Earnings are allocated on the basis of current shares held in each participant's account and the accounts are valued daily.


     A description of each investment fund follows:


          Keystone Custodian Fund Series S-3 - The fund consists of the stocks that characteristically move faster than the market during major price movements. The fund may invest up to 25% of its assets in foreign securities.

          Balanced Portfolio - The Portfolio invests between 10% and 70% in common stocks and a minimum of 25% in fixed income securities.

          Value Momentum Portfolio - The Portfolio invests primarily in equity securities of undervalued companies experiencing positive price and earnings momentum.

          Certificates of Deposit Variable - The Variable Rate Tiered Certificate of Deposit pays a market rate of return tied to the Federal Home Loan Bank Eleventh District Cost of Funds Index adjusted monthly during the fixed term of one year.

          Certificates of Deposit Fixed - The Fixed Rate Certificate of Deposit pays a market rate of return for a fixed term of one year.

          Stock Fund - Trust assets are reinvested in PFF Bancorp, Inc. common stock and cash and cash equivalents. PFF Bancorp, Inc., is the holding company of the Plan's sponsor, the Bank.


(4)  PLAN TERMINATION

     Although the Bank has not expressed any interest to terminate the Plan, it may do so at any time subject to the provisions of ERISA. In the event the Plan is terminated, all participants become 100% vested in their account balances.

(5)  FEDERAL INCOME TAXES

     The Internal Revenue Service has determined and informed the Bank by a letter dated July 24, 1995, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Bank and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

                   CAPITAL ACCUMULATION PLAN FOR EMPLOYEES OF
                                PFF BANK & TRUST
                    Notes to Financial Statements, Continued


(6)  RELATED-PARTY TRANSACTIONS

     The Plan had $3.27 million and $4.18 million on deposit at December 31, 1996 and 1995 respectively, in certificates of deposit at the Bank (the employer). In addition, the Plan held 184,940 shares of common stock of PFF Bancorp, Inc. At December 31, 1996. The Plan purchased 210,548 shares at a price of $10.00 per share in the initial public offering.

(7)  SUBSEQUENT EVENTS

     On January 1, 1997, the Plan was amended whereby new investment options are offered to the Plan participants.

                                   SCHEDULE 1
                   CAPITAL ACCUMULATION PLAN FOR EMPLOYEES OF
                                PFF BANK & TRUST


                     Item 27a - Schedule of Assets Held for
                    Investment Purposes at December 31, 1996

                                                             DESCRIPTION OF
                                                          INVESTMENT, INCLUDING
   PARTY IN         IDENTITY OF ISSUE,                    MATURITY DATE, RATE OF
   INTEREST          BORROWER, LESSOR                    INTEREST, COLLATERAL, PAR                               CURRENT
IDENTIFICATION       OR SIMILAR PARTY                       OR MATURITY VALUE               COST                  VALUE
----------------------------------------------------------------------------------------------------------------------------
*                   PFF Bank & Trust                      Fixed rate certificate         1,705,786               $1,705,786
                                                          of deposit; 6.06%

*                   PFF Bank & Trust                      Variable rate
                                                          certificate of deposit;
                                                          5.316%                         1,564,936                1,564,936

*                   PFF Bancorp, Inc.                     Common Stock                   1,860,792                2,750,983
                                                          184,940 shares

*                   PFF Bancorp, Inc.                     Stock Liquidity Fund               1,330                    1,330

                    Keystone Custodian Fund Series S-3    109,768 shares                   984,628                  953,885

                    Balanced Portfolio                    84,544 shares                  1,110,851                1,239,420

                    Value Momentum Portfolio              133,623 shares                 2,219,724                2,748,614

*                   Various Plan Participants             Participant loans                420,185                  420,185
                                                                                        ----------               ----------

                    Assets held for investment purposes                                 $9,868,232               11,385,139
                                                                                        ==========               ==========

*Party in interest.

See accompanying independent auditors' report.

                                   SCHEDULE 2
                   CAPITAL ACCUMULATION PLAN FOR EMPLOYEES OF
                                PFF BANK & TRUST

                 Item 27d - Schedule of Reportable Transactions
                          Year ended December 31, 1996


                        DESCRIPTION OF ASSET                                   EXPENSE                CURRENT VALUE OF
IDENTITY OF         (INCLUDE INTEREST RATE  AND     PURCHASE     SELLING    INCURRED WITH   COST OF      ASSETS ON         NET GAIN
PARTY INVOLVED       MATURITY IN CASE OF A LOAN)      PRICE       PRICE      TRANSACTION    ASSETS   TRANSACTION DATE      OR (LOSS)
------------------------------------------------------------------------------------------------------------------------------------
PFF Bank & Trust*       Certificates of deposit,    $  487,048           -          -       487,048         487,048             -
                        variable                             -   1,507,029          -     1,507,029       1,507,029             -

PFF Bank & Trust*       Certificates of deposit,      1,241,241          -          -     1,241,241       1,241,241             -
                        fixed                                 -  1,128,608          -     1,128,608       1,128,608             -

Keystone                Keystone Custodian Fund         546,520          -          -       546,520         546,520             -
                        Series S-3                            -    932,158          -       936,024         932,158        (3,866)

Union Capital Advisors  Balanced Portfolio              660,906          -          -       660,906         660,906             -
                                                              -    391,265          -       378,592         391,265        12,673

Union Capital Advisors  Value Momentum Portfolio      1,490,158          -          -     1,490,158       1,490,158             -
                                                              -    763,330          -       706,183         763,330        57,147

Plan Sponsor*           PFF Bancorp, Inc.             2,174,946          -          -     2,174,946       2,174,946             -
                                                              -    313,899          -       313,899         377,839        63,940

Plan Sponsor*           PFF Bancorp, Inc.             2,264,478          -          -     2,264,478       2,264,478             -
                        Stock liquidity Fund                  -  2,263,149          -     2,263,149       2,263,149             -

*Party in interest.
See accompanying independent auditors' report.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Employee Compensation and Benefits Committee of the Board of Directors of PFF Bancorp, Inc., has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                    CAPITAL ACCUMULATION PLAN
                                    FOR EMPLOYEES OF
                                    PFF BANK & TRUST


Date:   June 23, 1997               By:
                                       --------------------------------------
                                       Larry M. Rinehart
                                       President, Chief Executive Officer and
                                       Director
                                       PFF Bancorp, Inc.